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                                                                      Exhibit 21
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

Name of Subsidiary                       Jurisdiction of Incorporation
------------------                       -----------------------------
ePresence CRM, Inc.                              New Jersey
ePresence Web Consulting, Inc.                   New Jersey
ePresence Securities Corporation                 Massachusetts
ePresence International Incorporated             Massachusetts
ePresence BV (Holland)                           The Netherlands
ePresence of Canada, Ltd.                        Canada
ePresence Ltd. (UK)                              United Kingdom
ePresence GmbH (Deutschland)                     Germany

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